UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2005

BRAINTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-24911

(Commission File Number)

98-0168932

(IRS Employer Identification No.)

102-930 West 1st Street, North Vancouver, BC V7P 3N4

(Address of principal executive offices and Zip Code)

(604) 988-6440

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 3, 2005, we closed a private placement consisting of 1,633,750 units at $0.80 per unit. Each unit consists of one share of common stock and one-half share purchase warrant. Each whole warrant entitles the holder to purchase an additional share of common stock in the Registrant at a price of $1.00 per share and is exercisable for a period of three years. The units were issued to eleven accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D under the Securities Act.

In connection with the private placement, we also paid a cash finder’s fee of $39,210 and issued 52,500 finder’s shares. The finder’s shares were issued to one accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D under the Securities Act.

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The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward White_________________

By: Edward White

Chief Financial Officer and Director

Date: May 4, 2005

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